UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 6, 2005

PUBLIC COMPANY MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50098	88-0493734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5770 El Camino Road, Las Vegas, Nevada 89118

(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (702) 222-9076

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definite Agreement

On July 6, 2005, Public Company Management Corporation (the "Registrant") announced via press release that its subsidiary, GoPublicToday.com ("GPT"), has signed a contract with Sports Dimensions, Inc. Under the contract, Go Public Today will assist Sports Dimensions ("SPD") in becoming a publicly traded company on the Over the Counter Bulletin Board ("OTCBB"). The press release announcing this event  is filed herewith as exhibit 99.

The Registrant's subsidiary, GPT, signed the consulting contract with SPD on June 30, 2005. In exchange for providing securities registration services, GPT and will receive cash and securities issued by SPD as compensation.

SPD is an entertainment company specializing in nightclub operations and concert promotions targeted to the adult urban contemporary and international markets. SPD currently operates through two wholly-owned subsidiaries, acquired through recent acquisitions: (1) BAB Productions, that handles concert promotions; and (2) Primetime Entertainment, that oversees and manages SPD's nightclubs. Through BAB Productions, SPD is currently promoting concerts for Destiny's Child and the Platinum Grooves Tour, which will include numerous African American and Hispanic artists. The company currently operates one "mega club" and has plans to purchase additional nightclubs, with a goal of owning ten nightclubs within the next five years.

In addition to assisting SPD towards becoming a public company, GPT will also provide compliance services to help the company maintain its regulatory responsibilities as a public company. These services will be provided through Registrant's subsidiary, Public Company Management Services.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

10	Contract for Services, dated June 30, 2005, between Sports Dimensions, Inc., and GoPublicToday.com
99	Press Release

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Public Company Management Corporation

July 7, 2005

/s/ Stephen Brock

Stephen Brock

Chief Executive Officer